Exhibit 23.2

KPMG LLP

811 Main Street

Houston, TX 77002

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-3 of ProFrac Holding Corp. of our report dated March 22, 2023, with respect to the consolidated financial statements of Flotek Industries, Inc., which report appears in the Form 10-K of ProFrac Holding Corp. dated March 30, 2023 and to the reference to our firm under the heading “Experts” in the registration statement.

Houston, Texas
July 25, 2023